UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2013

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692

Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000

 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 26, 2013, Green EnviroTech Holdings Corp. (the “Company”) entered into a letter agreement with Petrosonics, LLC (“Petrosonics”), which amended the terms of the funding schedule under the joint venture agreement, dated May 27,  2013 (the “Joint Venture Agreement”) between the parties, such that the $2,000,000 which the Company agreed to contribute within 30 days of execution of the Joint Venture Agreement will be due within 45 days of June 26, 2013.  Due to various delays in due diligence production that resulted in funding deferments, the parties have agreed to terminate the initial Joint Venture Agreement, effective as of September 3, 2013, with the understanding that a new Joint Venture Agreement may be entered into at a later date.   The parties have also agreed verbally to enter into a termination agreement wherein the Company will be reimbursed a portion of the  funds raised in exchange for a release of the IP that was assigned in advance to the entity formed for the Joint Venture.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.2	Termination Agreement, to be filed by Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: September 6, 2013	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer

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